UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2007

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On January 16, 2007, the Mohegan Tribal Gaming Authority (the “Authority”) posted on its website its Slot Machine Statistical Reports for Mohegan Sun and Mohegan Sun at Pocono Downs containing statistics relating to slot handle, gross slot win, gross slot hold percentage, Connecticut slot win contributions, Pennsylvania gaming taxes and weighted average number of slot machines. The Slot Machine Statistical Reports include these statistics on a monthly basis for the three months ended December 31, 2006 and the fiscal year ended September 30, 2006 for Mohegan Sun, and for the period from inception of slot operations (November 10, 2006) to December 31, 2006 for Mohegan Sun at Pocono Downs. Copies of the Slot Machine Statistical Reports are furnished as exhibits to this report on Form 8-K. This information may also be found on the Authority’s website at www.mtga.com, under “Investor Relations/Slot Report”. The Slot Machine Statistical Reports are updated on a monthly basis on the Authority’s website.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Mohegan Sun Slot Machine Statistical Report for the three months ended December 31, 2006 and the fiscal year ended September 30, 2006.

99.2	Mohegan Sun at Pocono Downs Slot Machine Statistical Report for the period from inception of slot operations (November 10, 2006) to December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: January 16, 2007	By:	/s/ Bruce S. Bozsum
Bruce S. Bozsum
Chairman, Management Board